UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2016 (June 21, 2016)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On June 21, 2016, the Board of Directors (the "Board") of GameStop Corp. (the “Company”) approved and adopted the Fourth Amended and Restated Bylaws of the Company (the “Revised Bylaws”). The Revised Bylaws amended and restated the prior bylaws (the “Old Bylaws”) in their entirety. The Revised Bylaws include, among other things, revisions that: (i) include a forum selection provision that requires certain types of litigation involving the Company to be brought in the Court of Chancery of the State of Delaware; (ii) augment advance notice provisions requiring stockholders to provide additional disclosure and advance notice of their intention to present a director nomination or bring other business at an upcoming stockholders meeting; (iii) explicitly permit electronic communications in the context of voting, meetings, and notices; and (iv) eliminate the requirement to issue physical stock certificates.

The Old Bylaws did not contain any forum selection provision. As a result, under the Old Bylaws the Company risked uncertainty and expense from concurrent multi-jurisdictional litigation. The Revised Bylaws address this risk by including forum selection provision to specify that the Delaware Court of Chancery is the sole forum for (i) derivative actions on behalf of the Company; (ii) claims asserting a breach of fiduciary duty against the directors or officers of the Company; (iii) claims against the Company pursuant to Delaware law or the Company’s organizational documents; or (iv) claims against the Company governed by the internal affairs doctrine.

The Board determined that adoption of the forum selection provision is in the best interests of the Company and its stockholders for a number of reasons, including, among others, the importance of preventing the unnecessary diversion of corporate resources to address costly, wasteful and duplicative multi-forum litigation, facilitating increased consistency and predictability in litigation outcomes for the benefit of the Company and its stockholders and recent statutory developments in Delaware and case law developments in other jurisdictions upholding the Board’s authority to adopt such bylaws and their validity. The Board also determined that the amendment preserves the ability of the Company to consent to an alternative forum and, importantly, preserves the ability of stockholders to bring, subject to applicable law, the kinds of litigation addressed by the amendment.

The Revised Bylaws also include augmented advance notice provisions for advance notice of stockholder proposals and director nominations. The Revised Bylaws amend the Old Bylaws to (i) modify and expand the disclosure stockholders must provide when submitting proposals; (ii) modify the description of timely notice; and (iii) expand the disclosure stockholders must provide when submitting director nominations for consideration. Pursuant to the Revised Bylaws, advance notice of stockholder proposals and director nominations must be received by the Company no earlier than the 120th day prior to the annual meeting and no later than the 90th day prior to the annual meeting. The notice must include disclosures regarding the proposing stockholder’s ownership and voting interests in Company securities and derivative positions held in Company securities as well as descriptions of all agreements, arrangements and understandings between the proposing stockholder and any other person in connection with the proposal for business. For director nominations, the notice also must include detailed disclosures regarding any arrangements or understandings, material compensation agreements during the past three years and material relationships between or among the proposing stockholder and the director nominee or any of their respective affiliates.

The foregoing description of the Revised Bylaws, is not complete and is qualified in its entirety by reference to the Fourth Amended and Restated Bylaws of the Company effective June 21, 2016, which are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

On June 21, 2016, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 10 Directors were voted on for re-election and three additional proposals were voted on, with the final results set forth below.

1. The Company’s stockholders elected each of the 10 nominees for director for a one-year term with the vote specified below:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Daniel A. DeMatteo	80,624,121	799,579	43,715	8,399,226
Jerome L. Davis	81,102,462	319,059	45,894	8,399,226
Thomas N. Kelly Jr.	81,227,193	195,738	44,484	8,399,226
Shane S. Kim	81,225,990	197,947	43,478	8,399,226
Steven R. Koonin	81,104,770	315,607	47,038	8,399,226
J. Paul Raines	81,044,226	378,205	44,984	8,399,226
Stephanie M. Shern	79,143,765	2,278,802	44,848	8,399,226
Gerald R. Szczepanski	79,260,661	2,160,100	46,654	8,399,226
Kathy P. Vrabeck	81,213,584	207,857	45,974	8,399,226
Lawrence S. Zilavy	81,118,385	301,413	47,617	8,399,226

2. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of the Company, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,635,745	5,421,695	409,975	8,399,226

3. The Company’s stockholders approved, by the following vote, to ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending January 28, 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,534,529	213,475	118,638	—

4. The Company’s stockholders failed to approve, by the following vote, an amendment and restatement of our certificate of incorporation to change the shareholder voting requirement for removal of directors from a supermajority (80%) of shares of common stock and only for cause, to a simple majority of shares of common stock with or without cause, and to make other technical and conforming changes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,279,181	146,406	41,828	8,399,226

The affirmative vote of the holders of at least 80% of the outstanding shares of common stock entitled to vote thereon was required to approve the proposed amendment and restatement of our certificate of incorporation. Abstentions and broker non-votes had the effect of votes “against” the proposed amendments. As a result of the vote disclosed above, the proposed amendments were not approved by stockholders of the Company. However, as previously announced, in light of a ruling by the Delaware Chancery Court, the Company will continue to not attempt to enforce the foregoing “only for-cause” director removal provision effective as of February 23, 2016.

Item 9.01. Financial Statement and Exhibits.

(c) The following exhibits are filed with this Form 8-K:

3.2	Fourth Amended and Restated Bylaws of GameStop Corp., effective June 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 24, 2016	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer